March 2019 G.research 10th Annual Specialty Chemical Conference 1

Safe Harbor Statement Some of the statements and information contained in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding Trecora Resources' financial position, business strategy and plans and objectives of Trecora's management for future operations and other statements that are not historical facts, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as "outlook," "may," "will," "should," "could," "expects," "plans," "anticipates," "contemplates," "proposes," "believes," "estimates," "predicts," "projects," "potential," "continue," "intend," or the negative of such terms and other comparable terminology, or by discussions of strategy, plans or intentions, including, but not limited to: expectations regarding Trecora's future strategic focuses; and expectations regarding the monetization of Trecora's investment in AMAK. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such statements. Such risks, uncertainties and factors include, but are not limited to: general economic conditions domestically and internationally; insufficient cash flows from operating activities; difficulties in obtaining financing on favorable conditions, or at all; outstanding debt and other financial and legal obligations; lawsuits; competition; industry cycles; feedstock, product and mineral prices; feedstock availability; technological developments; regulatory changes; environmental matters; foreign government instability; foreign legal and political concepts; foreign currency fluctuations; and other risks detailed in Trecora's latest Annual Report on Form 10-K, including but not limited to "Part I, Item 1A. Risk Factors" and "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, and in its other filings with the Securities and Exchange Commission (the "SEC"). There may be other factors of which Trecora is currently unaware or deems immaterial that may cause its actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this presentation and the information included in Trecora's prior presentations, press releases, reports and other filings with the SEC, the information contained in this presentation updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Trecora undertakes no obligation to update them in light of new information or future events. 2

Disclaimer: Non-GAAP Measures Use of Non-GAAP Measures This presentation includes the use of both U.S. generally accepted accounting principles ("GAAP") and non-GAAP financial measures. Trecora believes certain financial measures, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share, which are non-GAAP measures, provide users of Trecora's financial statements with supplemental information that may be useful in evaluating its operating performance. Trecora believes that such non-GAAP measures, when read in conjunction with its operating results presented under GAAP, can be used to better assess Trecora's performance from period to period and relative to performance of other companies in its industry, without regard to financing methods, historical cost basis or capital structure. These measures are not measures of financial performance or liquidity under GAAP and should be considered in addition to, not as a substitute for, analysis of Trecora's results under GAAP. Tables included in this presentation reconcile each of these Non-GAAP measures to their most directly comparable GAAP measure. Reconciliation of adjusted EBITDA information related to potential 2019 impacts of our turnaround priorities provided in this presentation to the nearest GAAP measure cannot be provided without unreasonable efforts due to not yet being able to estimate the material elements of net income or loss and income taxes for full year 2019. The lack of such reconciling information should be considered when assessing the impact of such information. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin: Trecora defines EBITDA as net income (loss) plus interest expense (benefit) including derivative gains and losses, income taxes, depreciation and amortization. Trecora defines Adjusted EBITDA as EBITDA plus share-based compensation, plus restructuring and severance expenses, plus losses on extinguished debt, plus or minus equity in AMAK's earnings and losses or gains from equity issuances, and plus or minus restructuring gains or losses on acquisitions. Trecora defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of consolidated revenue. Adjusted Diluted Earnings Per Share: Trecora defines Adjusted Diluted Earnings Per Share (or Adjusted EPS) as Diluted Earnings Per Share (or Diluted EPS) excluding the impact of a number of non-recurring items that Trecora does not consider indicative of its on-going performance. 3

Why Invest in Trecora Significant Value Creation Through Increased Cash Flow And Debt Reduction • Operationally: Focus on execution and planning • Safety and Reliability program demonstrating improved performance • Culture of productivity reducing costs • Commercially: Strong market positions in key businesses • Industry Leader in core Specialty Petrochemicals Segment • Low-cost / high-value polyethylene-based wax business • Unique custom processing assets on U.S. Gulf Coast • Financially: Rapid de-leveraging opportunity • $20 million cash flow from operations in 2018 • Annual capital expenditures of approximately $10 million • AMAK monetization provides opportunity for additional debt reduction 4

Trecora Business Models High Purity Light Specialty Custom Processing Hydrocarbon Synthetic Wax Services Manufacturing Manufacturing Prime Products include • Specialty waxes • Custom manufacturing services isopentane, normal pentane, including specialty provide a range of specialized isohexane and hexane polyethylene and poly capabilities to chemical and • Market leader (one of two alpha olefin waxes used industrial customers including producers in the U.S.) in paints, inks, synthesis, hydrogenation, • Used in the production of adhesives, coatings, and distillation, forming and polyethylene, packaging, PVC lubricants and are propoxylation in addition to a polypropylene, expandable used in applications number of other chemical polystyrene, poly- such as toner in printers processes iso/urethane foams, crude and hot melt adhesives • Growth driven by our oil from the Canadian tar • Growth driven by our investment in new capabilities sands, and in the catalyst development of higher and U.S. chemical industry support industry value waxes investment • Growth driven by chemical industry investment and U.S. GDP Product, manufacturing and processing ecosystem Byproducts • Aromatic compounds widely 6.3% used to make other 9.4% Custom Processing chemicals including dyes and plastic products • Results from production of Specialty Synthetic prime products 84.3% Waxes • Growth driven by higher reliability of new Advanced High Purity Light Reformer Hydrocarbons (2018 percent of total revenue) 5

Multi-year Investment Cycle Has Not Delivered Results Revenue ($mm) Adjusted EBITDA ($mm) $350 $50 $47.3 $289.6 $287.9 $300 $245.1 $40 $236.2 $241.9 $33.0 $250 $212.4 $31.0 $31.7 $200 $30 $25.0 $20.3 $150 $20 $100 $10 $50 $0 $0 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Cash Flow from Operations and Capex ($mm) Total Debt ($mm) $60 $120 $102.5 $50 $99.1 $39.6 $100 $80.4 $81.2 $83.3 $40 $30.8 $80 $28.5 $19.9 $30 $23.2 $60 $20 $40 $13.2 $13.2 $10 $20 $0 $0 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Cash Flow from Operations Cap Ex 6

Trecora's Leadership

Pat Quarles, President, CEO, and Director

- 25+ years chemical industry leadership experience
- Previously served as EVP and President at Celanese Corporation
- Executed re-org of Acetyls business at Celanese and restructuring of I&D segment at LyondellBasell

Sami Ahmad, CFO

- 25+ years of experience in finance and chemical industry
- Most recently served as CFO and Board member for Armada Water Assets, Inc.
- 18 years with ARCO and LyondellBasell

Dick Townsend, EVP and Chief Manufacturing Officer

- 30+ years of experience in petrochemical industry
- Previously held a variety of Operations positions at ExxonMobil Chemical Company

Joe Tanner, SVP Commercial

- 30+ years chemical industry experience
- Recently served as CEO and President of BasellOrlen Polyolefins
- Led largest capital expansion in BasellOrlen's history
- Restructured +$500 million polypropylene business

Peter Loggenberg, Chief Sustainability Officer

- 25+ years of experience in chemical industry
- Previously served as President of Trecora Chemical
- Deep wax industry and technical experience

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Trecora Turnaround Priority 1: Safe and Reliable Assets • Focused on safe and reliable operations, while providing quality products to our customers. • Plan demonstrating early results • Injury-free company-wide since October • Advanced Reformer returned to service in the first week of January 2019 and has run reliably and performing according to design criteria • Hydrogenation unit at baseload production with the opportunity to increase utilization with time • Reliability plan potential to add $3.0 to $4.0 million of EBITDA 8

Trecora Turnaround Priority 2: Capture Productivity Opportunities • Focused on enhancing our productivity by challenging both internal and external cost elements • Plan demonstrating early results • Aligning resources at Silsbee facility to match scope of operations expected to generate $2.5 million in annual savings beginning in 2019 • Further opportunities being identified • Productivity plan potential to add $3.5 to $4.5 million of EBITDA 9

Trecora Turnaround Priority 3: Drive Commercial Excellence • Focused on measuring and improving every element of value proposition to our customers • Plan demonstrating early results • Improving monthly ratability commitments allows reduction in rail car fleet size • Improved visibility of logistics costs allows higher reimbursement from customers where contracts allow • Pricing strategy clarity allows improved adders to formula contracts • Commercial excellence plan potential to add $1.0 to $2.0 million of EBITDA 10

Plan to Drive Improved Results ($4) to $2 $1 to $2 (in millions) $1 to $2 $3 to $4 $2.5 $20.3 ($1) Initiatives in order of certainty (left more certain … right less certain) 11

De-Leveraging Opportunity Cash Flow from Operations and Capex ($mm) Total Debt ($mm) $60 $120 $50 $99.1 $102.5 $39.6 $100 $81.2 $83.3 $40 $30.8 $80.4 $80 $28.5 $30 $19.9 $23.2 $60 $20 $13.2 $40 $10 $20 $13.2 $0 $0 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Cash Flow from Operations Cap Ex • Debt reduction a near-term focus • Capital program concluded at the end of 2018 • Cap Ex run-rate of approximately $10 million • Interest expense of $4.1 million in 2018 12

AMAK Monetization Opportunity • The Company owns a 33% interest in Al Masane Al Kobra Mining Company ("AMAK"), a Saudi Arabian closed joint stock mining company, which is engaged in the commercial production of copper and zinc concentrates and silver and gold doré $30.0 $26.7 • Near-term objective to monetize $25.0 the asset $20.0 $15.0 • Improving financial performance, $10.0 $5.6 demonstrated by growth in net $5.0 $2.2 income before depreciation and $- amortization, increases interest in 2016 2017 2018 and marketability of the asset AMAK Net Income before D&A • Monetization could generate significant cash proceeds to be used for additional debt reduction or other shareholder-friendly actions 13

Execution Drives Cash Generation Long-term cash flow generation – investment cycle complete • Ongoing capex of approximately $10 million per year Meaningful near-term opportunity to improve operational reliability, productivity and commercial excellence to enhance margins Monetization opportunity with AMAK mine ownership Free cash flow used for debt reduction: debt-to-adjusted EBITDA target of 2.5x – 3x 14

Q&A Thank You Please visit our website: www.trecora.com 15

Appendix Financial Summary - 2018 4Q18 3Q18 2Q18 1Q18 4Q17 2018 2017 Diluted EPS ($ 0.22) ($ 0.06) $ 0.09 $ 0.09 $ 0.56 ($ 0.10) $ 0.72 Adjusted EPS 1 ($ 0.13) ($ 0.03) $ 0.08 $ 0.08 $ 0.12 $ 0.00 $ 0.44 Net Income (Loss) ($ 5.3) ($ 1.6) $ 2.2 $ 2.4 $ 14.0 ($ 2.3) $ 18.0 Adjusted EBITDA 1 $ 2.0 $ 4.9 $ 6.2 $ 7.2 $ 8.5 $ 20.3 $ 31.7 Adj EBITDA Margin 1 2.6% 6.7% 9.1% 10.0% 12.8% 7.1% 12.9% Cap Ex $ 6.2 $ 3.7 $ 4.4 $ 11.0 $ 12.3 $ 25.3 $ 51.6 Debt 2 $ 103.3 $ 106.4 $ 105.4 $ 107.5 $ 99.6 $ 103.3 $ 99.6 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its more directly comparable GAAP measure. (2) Includes debt issuance costs  Adjusted EBITDA was $2.0 million for 4Q18 compared to $4.9 million in the third quarter 2018  Capex of $6.2 million for the fourth quarter of 2018  Debt at December 31, 2018 of $103.3 million including revolver balance of $18.0 million, with availability of $19.7 million 16

Appendix

Reconciliation Of Selected GAAP Measures To Non-GAAP Measures

	Three months ended					Twelve months ended	
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
NET INCOME	$ (5,290)	$ (1,609)	$ 2,215	$ 2,352	$ 13,972	$ (2,332)	$ 18,009
Restructuring & Severance Expenses	(2,347)	-	-	-	-	(2,347)	-
Equity in earnings (losses) of AMAK/Gain on equity issuance	(229)	(1,130)	228	230	900	(901)	(4,261)
Taxes at statutory rate	541	237	(48)	(48)	(189)	682	895
Tax effected adjustments	(2,035)	(893)	180	182	711	(2,566)	(3,366)
Tax rate change benefit					$10,307		$10,307
Diluted weighted average number of shares	24,545	25,175	25,014	25,231	25,202	24,438	25,129
Estimated effect on diluted EPS	($0.08)	($0.04)	$0.01	$0.01	$0.44	($0.10)	$0.28
Diluted EPS	($0.22)	($0.06)	$0.09	$0.09	$0.55	($0.10)	$0.72
Adjusted EPS	($0.13)	($0.03)	$0.08	$0.08	$0.12	$0.01	$0.44

	Three months ended					Twelve months ended	
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
NET INCOME (LOSS)	$ (5,290)	$ (1,609)	$ 2,215	$ 2,352	$ 13,972	$ (2,332)	$ 18,009
Interest	1,483	924	815	878	822	4,100	2,931
Taxes	(1,520)	(473)	596	590	(9,129)	(807)	(7,159)
Depreciation and amortization	148	205	191	196	217	740	872
Depreciation and amortization in cost of sales	4,138	3,813	2,837	2,829	2,778	13,618	10,089
EBITDA	(1,041)	2,860	6,654	6,845	8,660	15,319	24,742
Share based compensation	420	630	(220)	592	702	1,422	2,707
Restructuring & Severance Expenses	2,347	-	-	-	-	2,347	-
Loss on extinguishment of debt	-	315	-	-	-	315	-
Gain from additional equity issuance by AMAK	-	-	-	-	-	-	-
Equity in losses of AMAK	229	1,130	(228)	(230)	(900)	901	4,261
Adjusted EBITDA	$ 1,955	$ 4,935	$ 6,206	$ 7,208	$ 8,462	$ 20,304	$ 31,710
Revenue	74,669	73,416	68,106	71,741	65,978	287,932	245,143
Adjusted EBITDA Margin	2.6%	6.7%	9.1%	10.0%	12.8%	7.1%	12.9%

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